Exhibit 99.2

ADT Inc. Announces Tender Offer for

Any and All 5.250% First-Priority Senior Notes due 2020

BOCA RATON, Fla., Sept 12, 2019 (GLOBE NEWSWIRE) – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading security and automation provider serving residential and business customers across the United States and Canada, announced that the ADT Security Corporation (“ADTSC”), an indirect wholly owned subsidiary of the Company, will commence a tender offer to purchase (the “Tender Offer”) any and all of ADTSC’s outstanding 5.250% First-Priority Senior Notes due 2020 (the “Notes”).

The Tender Offer is being conducted in connection with the offering (the “Offering”) by Prime Security Services Borrower, LLC (“Prime Borrower”) and Prime Finance Inc. (“Prime Finance” and, together with Prime Borrower, the “Prime Issuers”), each an indirect wholly owned subsidiary of the Company, of an additional $500 million aggregate principal amount of the Prime Issuers previously issued 5.750% First Priority Senior Secured Notes due 2026, issued under the existing indenture, dated as of April 4, 2019 (the “Additional Notes”). The Additional Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Additional Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

As previously announced, Prime Borrower is also seeking to amend its existing credit agreement (the “First Lien Credit Agreement”) to (a) incur approximately $3,210 million of new term loans, the net proceeds of which will be used, together with the proceeds from the Additional Notes and borrowings from the Prime Borrower’s revolving credit facility, to refinance approximately $3,414 million aggregate principal amount of term loans due 2022 outstanding under the First Lien Credit Agreement, (b) extend the maturity date of the term loans to the date that is seven years after the effective date of the Credit Agreement Amendment (as defined below), subject to a springing maturity if certain long term indebtedness of Prime Borrower and its subsidiaries is not refinanced and (c) make other changes to, among other things, provide Prime Borrower with additional flexibility to incur additional indebtedness and fund future distributions to the holders of shares of ADT’s common stock (the “Credit Agreement Amendment”).

ADTSC will be obligated to accept for purchase, and pay for, any validly tendered Notes pursuant to the Tender Offer only if the Offering and the Credit Agreement Amendment are consummated on terms satisfactory to ADTSC, in the sole discretion of ADTSC, on or prior to the applicable settlement date (the “Financing Condition”).

The Tender Offer

The consideration for the Notes validly tendered prior to 12:00 midnight, New York City time, at the end of September 19, 2019 (the “Expiration Time”), will be $1,013.15 for each $1,000 principal amount of Notes.

The following table summarizes important information relating to the Tender Offer. Tenders of the Notes may be withdrawn at any time prior to the Expiration Time but not thereafter, except to the extent the Offerors, as they determine necessary or to the extent required by law, provide additional withdrawal rights.

Notes	CUSIP Number(s)	Principal Amount Outstanding	Tender Consideration
5.250% First-Priority Senior Notes due 2020	00101JAM8, US00101JAM80	$300,000,000	$1,013.15

The terms and conditions of the Tender Offer are described in an Offer to Purchase, dated September 12, 2019 (the “Offer to Purchase”).

General

The Tender Offer may be terminated or withdrawn at any time and for any reason, including if certain conditions described in the Offer to Purchase, including, among others, the Financing Condition, are not satisfied, subject to applicable law.

The final settlement date for all Notes that are validly tendered at or prior to the Expiration Time, and accepted by the ADTSC for purchase in the applicable Tender Offer, will be promptly after the Expiration Time and is expected to be on or about September 23, 2019.

The Tender Offer is being made only pursuant to the Offer to Purchase, the related Letter of Transmittal for and the Notice of Guaranteed Delivery (together, the “Offering Documents”) which will be distributed to all holders of the Notes. Deutsche Bank Securities Inc. is acting as dealer manager for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to Deutsche Bank Securities Inc., at (855) 287-1922 (U.S. toll-free) and (212) 250-7527 (collect). D.F. King & Co., Inc. is acting as the tender and information agent for the Tender Offer. Requests for the Offering Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks), (866) 796-6898 (toll free), e-mail at adt@dfking.com or at www.dfking.com/adt

Notice of Redemption

Upon the satisfaction of the Financing Condition, ADTSC intends to deliver a Notice of Redemption to holders of outstanding Notes, which shall provide for the redemption by ADTSC of any and all outstanding aggregate principal amount of Notes, to the extent ADTSC has not purchased such amount of Notes in the Tender Offer.

Nothing in this press release should be construed as an offer to purchase any Notes, as the Tender Offer is being made only to the recipients of the Offer to Purchase, upon the terms and subject to the conditions set forth therein.

Nothing in this press release should be construed as a notice to redeem any Notes. Any such notice will be made separately pursuant to and in accordance with the terms of the indenture governing the Notes.

About ADT

ADT is a leading security and automation provider serving residential and business customers across the United States and Canada. Ranked as the #1 Smart Home Security Provider*, ADT offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile, and digital-based offerings for residential, small business, and larger commercial customers. Headquartered in Boca Raton, Florida, ADT is a purpose-driven company backed by approximately 19,000 employees, more than 200 sales and service locations, and 12 owned and operated monitoring centers connecting customers to lifesaving support for today’s ever-changing security needs, 24/7.

*	Strategy Analytics, “US Interactive Security: Self-installed, Professionally-Monitored Solutions Gaining Momentum,” April 2019.

Forward-Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, forward-looking statements. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,”

“planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:

Jason Smith – ADT

investorrelations@adt.com

Media Relations

Mónica Talán

tel: +1 561.613.2331

mtalan@adt.com